Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cipora Lavut, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Aura Systems, Inc. on Form 10-Q for the fiscal quarter ended November 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Aura Systems, Inc. at the dates and for the periods indicated.

Date: January 16, 2024

By:	/s/ Cipora Lavut
Cipora Lavut
President

I, Gary Campbell, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Aura Systems, Inc. on Form 10-Q for the fiscal quarter ended November 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Aura Systems Inc. at the dates and for the periods indicated.

Date: January 16, 2024

By:	/s/ Gary Campbell
Gary Campbell
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Aura Systems, Inc. and will be retained by Aura Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.